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                                                                    EXHIBIT 10.1

                                   AGREEMENT

This agreement (the "Agreement") is entered into between Lionbridge Technologies, Inc. ("Lionbridge"), on its own behalf and on behalf of its officers, agents, directors, employees, subsidiaries, affiliates, assigns and successors (collectively, "Lionbridge") and Roger Jeanty (on your own behalf and on behalf of your heirs, executors, administrators, and assigns) regarding the termination of your employment with Lionbridge.

In consideration of the mutual covenants and undertakings set forth herein, you and Lionbridge hereby agree as follows:

1.  Your employment with Lionbridge ended on April 26, 2001 (the "Effective
Date").

2. You will notify Lionbridge within one week of accepting new employment of the name and address thereof, provided that the beginning date of such employment is within 12 months from the Effective Date.

3. You confirm that your obligations under your Employee Non-Disclosure Agreement and your Non-Competition Agreement dated as of March 29, 2000 continue and that you shall abide by those obligations for so long as you remain a director of Lionbridge. Notwithstanding the foregoing, Lionbridge hereby consents to your employment by, or your rendering services to, any customer of Lionbridge, and confirms that Section 2 of your Non-Competition Agreement will not be interpreted by Lionbridge to prevent or restrict you from employment by, or rendering services to, any customer of Lionbridge.

4. Lionbridge, without admitting and while expressly denying the commission of any wrongful act, including but not limited to any violations of any federal, state or local fair employment practice law, or other employment practice law, or other employer duty or other employment-related obligation (all of which are hereinafter referred to as "employment relations laws") or other equity, will provide to you a cash payment in the amount of $100,000, payable in equal installments over six months as set forth below. Each payment made shall be less any amount required of Lionbridge by law to be withheld or elected to be withheld by you on a voluntary basis.

Amount        Date of Payment
------        ---------------

$16,667       June 21, 2001
$16,667       July 1, 2001
$16,667       August 1, 2001
$16,667       September 1, 2001
$16,667       October 1, 2001
$16,665       November 1, 2001

In addition, you confirm that Lionbridge provided to you within one month after the Effective Date, payment in a single sum equal to the value of your then accrued and unused vacation time.

5. In exchange for the consideration set forth above and for other good and valuable consideration receipt of which is hereby acknowledged:

a. You hereby accept the foregoing, in full and complete waiver, release, and satisfaction of any and all claims of any kind or description that you have or may have had or may have through the date you execute the Agreement against Lionbridge or its officers, directors or employees including but not limited to claims arising from any employment relations laws, contract or tort law, public policy, law or equity or claims for expenses or other monetary or equitable relief including any right to or claim arising out of a right, to re-employment. You also hereby release Lionbridge from liability for such claims and waive any other rights relating to your employment, or your termination from employment, with Lionbridge. This release shall include a release from claims under the Age Discrimination in Employment Act of 1967 (ADEA). Lionbridge hereby advises you to consult counsel before signing the Agreement and that you have, and are entitled to, at least 21 days following the receipt of the Agreement to execute it, although you are not required to use all of this period if in your sole and
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unlimited discretion and judgment you choose not to do so. You are also entitled to rescind the Agreement at any time within the seven-day period after you execute it by written notice to Lionbridge. This waiver of your rights under ADEA shall not apply to any claims arising after your execution of the Agreement;

b. You agree to refrain from filing any complaint, civil action, litigation or proceedings of any nature or description against Lionbridge, in an judicial or quasi-judicial forum, based upon claims released in Paragraph 5(a);

c. You represent that you have not filed any complaints, administrative charges and/or lawsuits or proceedings against Lionbridge based upon claims released in Paragraph 5(a), with any local, state or federal court or agency and further that you have not assigned or transferred to any person any portion of any claim which is released or waived by this Agreement; and

d. You agree to not file, participate in as a plaintiff and/or class member, or commence yourself, or encourage, induce, solicit or support the filing of, or institution of any claim, suit, litigation, grievance, arbitration, cause of action, or any other proceeding against Lionbridge by any other person or persons based on claims released in Paragraph 5(a) or similar claims of third parties, whether or not such claims arise from any employment relations laws, including but not limited to claims based on discrimination on the basis of age, sex, handicap, disability, contract or tort law, public policy, law or equity or claims for expenses or other monetary or equitable relief.

Notwithstanding the foregoing, you shall not be prohibited from giving testimony in lawsuits or administrative proceedings initiated by third parties if such testimony is compelled by legal and/or administrative subpoena. You shall not volunteer to provide such testimony and/or encourage, induce or solicit others to call you as a witness.

e. Notwithstanding the foregoing, Lionbridge agrees that the release given by you in Section 5 hereof shall expressly not include the release by you of any claims relating to your right to collect the payments referred to in Section 4 above or the release of any claims relating to any of your rights under those subordinated promissory notes issued to you and to Tracy Jeanty by IC Global Services, Inc. on April 9, 1999 in the original principal amounts of $1,867,764.08, $466,941.02, $622,588.02, and $155,647.01 and assumed by
Lionbridge.

6. Lionbridge hereby acknowledges that the foregoing is in full and complete waiver, release and satisfaction of any and all claims of any kind or description that Lionbridge has or may have had or may have against you through the date you execute the Agreement, including but not limited to claims arising from any employment relations laws, contract or tort law, public policy, law or equity or claims for other monetary or equitable relief, and Lionbridge hereby expressly releases you from liability from such claims. However, this release shall have no force or effect as to claims, if any, by Lionbridge that you violated any of the provisions of the agreements referred to in Paragraph 13, below.

7. Neither you nor Lionbridge shall release, reveal, publish, cause to be published, publicize, discuss, or otherwise disclose the terms of the Agreement except as provided for herein and to your family, accountants, and attorneys and in Paragraph 10 of the Agreement and except as you or Lionbridge may be obligated to disclose on account of statutory, regulatory, or other legal requirements or in connection with your compliance with the obligations described in paragraph 3.

8. Both Lionbridge and you agree not to publicly criticize or discuss, except as mutually agreed, nor make any derogatory comments regarding, the facts and circumstances leading to your departure from Lionbridge, but you may state that your departure was voluntary.

9. Nothing in this Agreement shall affect your status or your term as a Class I director of Lionbridge. Your term as a Class I director of Lionbridge expires at the 2003 Annual Meeting of Stockholders of Lionbridge.

10. The terms of the Agreement including all facts, circumstances, statements or documents relating thereto, shall not be admissible for any purpose in any litigation in any forum other than to secure enforcement of the terms and conditions of the Agreement.

11. The Agreement has been reached by mutual accord of the parties hereto, and the parties by their signatures indicate their full agreement and understanding of its terms.
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12.  The Agreement includes all of the agreements of the parties relative to your termination, and supersedes any prior agreements or representations between the parties as to the subjects covered, including, but not limited to, the employment agreement dated as of March 29, 2000 between Lionbridge and you, but expressly not including the Non-Competition Agreement dated as of March 29, 2000between Lionbridge and you (and as amended by this Agreement) and the Employee Non-Disclosure Agreement between Lionbridge and you dated as of March
29, 2000.   This Agreement has no precedential effect, value, or impact whatsoever as to any person not a party to it.

13. Should any provision or part of any provision of this Agreement be found to be legally unenforceable and/or against public policy, such unenforceability shall not prevent enforcement of the remaining provisions or parts of this Agreement.

14. The Agreement shall be interpreted under the laws of the Commonwealth of Massachusetts. Any action to bring and try any dispute concerning the enforcement or interpretation of this Agreement shall be done in an appropriate court located in the Commonwealth of Massachusetts, and the parties hereby consent to the jurisdiction of any such court for that purpose.

LIONBRIDGE TECHNOLOGIES, INC.


By:
  /s/ Rory J. Cowan
  Rory Cowan
  Chairman and Chief Executive Officer

Date: June 20, 2001

  /s/ Roger O. Jeanty
  Roger Jeanty

Date: June 20, 2001